                                                                    EXHIBIT 99.3

                          CONSENT OF PROPOSED DIRECTOR

  The undersigned hereby consents to being named as a proposed member of the Board of Directors of Kevco, Inc. (the "Registrant") in the Prospectus constituting a part of the Registration Statement on Form S-1 of the Registrant filed under the Securities Act of 1933, as amended.

                                                  /s/ Clyde A. Reed, Jr.
                                          _____________________________________
                                                    Clyde A. Reed, Jr.

August 30, 1996